EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-106043, 333-115137, 333-125918, 333-139074, 333-148198, 333-149411, 333‑157610 and 333‑165058) of FormFactor, Inc. of our report dated February 17, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
February 17, 2012